Exhibit 99.1

Tenneco Reports Fourth Quarter and Full-Year 2014 Results

  Record full-year revenue of $8.4 billion
  Record full-year EBIT of $492 million
  Continued margin expansion

LAKE FOREST,Ill.--(BUSINESS WIRE)--February 2, 2015--Tenneco (NYSE: TEN) reported fourth quarter net income of $21 million, or 33-cents per diluted share, which includes $46 million in restructuring, pension and refinancing related expenses. Fourth quarter 2013 net income was $54 million, or 88-cents per diluted share. On an adjusted basis, net income rose to a fourth quarter record high of $65 million, or $1.05 per diluted share, versus $59 million, or 96-cents per diluted share a year ago.

Revenue

Total revenue in the fourth quarter was $2.004 billion, down slightly year-over-year primarily due to the impact of $84 million in negative currency, as well as lower commercial truck and off-highway revenue. Excluding currency, total revenue in the fourth quarter increased 3% to $2.088 billion.

For the full year, Tenneco reported its highest-ever total revenue of $8.420 billion, up 6% from a year ago. Tenneco grew revenue in both the Clean Air and Ride Performance divisions and across all segments with OE light vehicle revenue improving 5%, commercial truck and off-highway revenue climbing 16% and aftermarket revenue increasing 1% versus last year. Excluding substrate sales, and the impact of $126 million in negative currency, revenue increased 8% to $6.612 billion.

“We had strong fourth quarter earnings with record high adjusted net income and EBIT including improvement in both divisions despite significant currency headwinds. For the full year we delivered our highest ever revenue and EBIT. These results were driven by our strong light vehicle platform position, which helped us outpace industry light vehicle production, double-digit revenue growth in our commercial truck and off-highway business and higher global aftermarket sales,” said Gregg Sherrill, chairman and CEO, Tenneco. “We leveraged higher global light vehicle volumes and delivered a solid operational performance to drive higher earnings and improved profitability.”

EBIT

Fourth quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $83 million, versus $118 million last year. Adjusted EBIT rose 7% to $136 million, a record high for the fourth quarter, reflecting 6% higher adjusted EBIT in each of the Clean Air and Ride Performance divisions. The year-over-year EBIT comparison includes $5 million in unfavorable currency.

Adjusted fourth quarter 2014 and 2013 results

(millions except per share amounts)	Q4 2014				Q4 2013
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$136	$83	$21	$0.33	$172	$118	$54	$0.88

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	20	21	18	0.29	9	9	8	0.13
Pension/Postretirement charges	32	32	20	0.32	-	-	-	-
Costs related to refinancing **	-	-	8	0.13	-	-	-	-
Net tax adjustments ***	-	-	(2)	(0.02)	-	-	(3)	(0.05)

Non-GAAP earnings measures	$188	$136	$65	$1.05	$181	$127	$59	$0.96

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
** Charges of $13 million pretax, or 13-cents per diluted share related to the refinancing of the company’s senior credit facility.
*** Net tax adjustments of $2 million, or 2-cents per diluted share, for adjustments to prior year estimates.
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

Fourth quarter EBIT Margin

	Q4 2014	Q4 2013

EBIT as a percent of revenue	4.1%	5.8%
EBIT as a percent of value-add revenue	5.4%	7.5%

Adjusted EBIT as a percent of revenue	6.8%	6.3%
Adjusted EBIT as a percent of value-add revenue	8.8%	8.1%

Clean Air adjusted EBIT as a percent of value-add revenue was up 80 basis points to 11.0%, driven by higher light vehicle volumes globally including new platform launches in China. Ride Performance adjusted EBIT improved 60 basis points to 8.9%, largely due to stronger light vehicle volumes in China, higher North America aftermarket sales, and benefits from the company’s product cost leadership initiative.

FULL-YEAR 2014 RESULTS

Adjusted Full Year 2014 and 2013 results

(millions except per share amounts)	2014				2013
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$700	$492	$226	$3.66	$629	$424	$183	$2.97

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	48	49	42	0.67	78	78	75	1.21
Bad debt charge	4	4	3	0.05	-	-	-	-
Pension/Postretirement charges	32	32	20	0.32	-	-	-	-
Costs related to refinancing	-	-	8	0.13	-	-	-	-
Net tax adjustments	-	-	(11)	(0.18)	-	-	(25)	(0.40)

Non-GAAP earnings measures	$784	$577	$288	$4.65	$707	$502	$233	$3.78

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

Full Year EBIT

Full-year EBIT increased to $492 million, versus $424 million a year ago. Adjusted EBIT rose 15% to $577 million. Earnings were driven by leveraging higher light vehicle volumes globally, commercial truck and off-highway revenue growth, higher North America aftermarket sales, the benefit of restructuring activities and managing operational costs. The 2014 year-over-year EBIT comparison includes $10 million in negative currency.

Full year EBIT margin

Tenneco delivered its fifth consecutive year of improved adjusted EBIT as a percent of value-add revenue.

	2014	2013

EBIT as a percent of revenue	5.8%	5.3%
EBIT as a percent of value-add revenue	7.6%	6.9%

Adjusted EBIT as a percent of revenue	6.9%	6.3%
Adjusted EBIT as a percent of value-add revenue	8.9%	8.2%

Cash

Cash generated by operations in the fourth quarter was $252 million, which is in line with Tenneco’s historical positive trend of cash generation. This compares to a record high $412 million in fourth quarter 2013 which was the result of significant year-over-year changes in working capital versus 2012. For the full year, cash generated by operations in 2014 was $341 million versus $503 million a year ago. This comparison also reflects the record high cash generation a year ago.

The company continues to invest in growth with total capital spending for the full year of $317 million, versus $254 million a year ago. Investments for Clean Air programs in Europe, North America and China drove the increase.

During the year, Tenneco completed a stock buyback program, repurchasing 400,000 shares of its outstanding common stock for $22 million to offset dilution from shares issued to employees in 2014.

Tenneco’s earnings improvement and strong cash generation resulted in a new all-time low net debt to adjusted EBITDA ratio of 1.1x, an improvement from 1.2x at the end of 2013.

OUTLOOK AND FINANCIAL GUIDANCE

Tenneco’s revenue growth will continue to be driven by consistent and strong structural growth drivers including:

  Increasing global light vehicle industry production;
  The company’s strong platform position on leading light vehicle programs, especially in the world’s largest and fastest-growing geographic markets;
  Emissions regulations which require new content to meet increasingly stringent requirements for light vehicles, as well as commercial trucks, off-highway equipment, locomotive, marine and stationary engines;
  Increased use of electronically controlled components in vehicle suspensions;
  The growing global car parc, which the company serves with industry-leading global aftermarket brands.

First quarter 2015

For the first quarter of 2015, modest industry light vehicle production growth is expected, with IHS forecasting 1% growth in the regions where Tenneco operates. Excluding currency, Tenneco anticipates total combined OE and aftermarket revenue growth of about 4%, driven primarily by higher light vehicle unit volumes, additional content on commercial truck and off-highway programs to meet environmental regulations, and year-over-year growth in the aftermarket. Based on current exchange rates, the company anticipates a currency headwind in the first quarter of approximately 4%.

Full Year 2015

In 2015, IHS is forecasting 3% higher industry light vehicle production globally. Tenneco anticipates OE light vehicle revenue in 2015 to continue outpacing global industry production, driven by the company’s strong platform position with leading OEMs worldwide, the launch and ramp up of new programs and increased technology content.

The company anticipates further weakness in the off-highway industry as well as continued production weakness in commercial trucks in Brazil. However, Tenneco expects strong year-over-year revenue growth in its commercial truck and off highway business, driven by the ramp up of content to meet global emissions requirements, including in China as compliance with emissions regulations increases, as well as new program launches.

Tenneco’s global aftermarket business is expected to continue to be a steady contributor to revenue performance, driven by the company’s leading market share in key regions.

For the full year 2015, Tenneco expects year-over-year total combined OE and aftermarket revenue growth in the range of 5% to 8%, excluding the impact of currency.

Beyond 2015, there are no changes to Tenneco’s structural growth outlook excluding the effects of currency exchange rates and market cyclicality.

“Tenneco’s structural growth drivers include higher technology content to meet increasingly stringent global emissions regulations, an outstanding light vehicle position across geographic regions and a growing book of business with the world’s leading commercial truck and off-highway manufacturers, ” stated Sherrill. “These underlying drivers fuel Tenneco’s revenue growth independent of market cycles, and looking forward, we see outstanding opportunities for continued growth and further margin improvement.”

In 2015, Tenneco expects:
Capital expenditures between $300 million and $320 million
Annual interest expense about $75 million
Cash taxes between $150 million and $175 million
Tax rate between 33% and 36%

Attachment 1
Statements of Income – 3 Months
Statements of Income – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – adjusted EBIT as a percentage of value-add revenue – Annual

CONFERENCE CALL

The company will host a conference call on Monday, February 2, 2015 at 8:30 a.m. ET. The dial-in number is 888-857-4850 (domestic) or 212-287-1668 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on February 2, 2015 through March 2, 2015. To access this recording, dial 866-427-6423 (domestic) or 203-369-0900 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 13, 2015 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders eligible to vote at the meeting is March 16, 2015.

Tenneco is an $8.4 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 29,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; Tenneco’s status as supplier for the existing program and its relationship with the customer; and the actual original equipment revenues achieved by the company for each of the last several years compared to the amount of those revenues that the company estimated it would generate at the beginning of each year. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. For certain additional assumptions upon which these estimates are based, see the slides accompanying the February 2, 2015 webcast, which will be available on the financial section of the Tenneco website at www.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;
(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;
(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;
(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;
(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;
(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;
(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;
(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;
(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current European cost reduction initiatives, and to realize anticipated benefits from these plans;
(x) economic, exchange rate and political conditions in the countries where we operate or sell our products;
(xi) workforce factors such as strikes or labor interruptions;
(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;
(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;
(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;
(xv) product warranty costs;
(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;
(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;
(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;
(xix) changes in accounting estimates and assumptions, including changes based on additional information;
(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;
(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and
(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.
The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2013, and its quarterly report on Form 10-Q for the quarter ended September 30, 2014.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2014		2013
Net sales and operating revenues
Clean Air Division - Value-add revenues	$939		$952
Clean Air Division - Substrate sales	456		462
Ride Performance Division - Value-add revenues	609		617
	$2,004		$2,031

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,685	(a) (b)	1,703	(e)
Engineering, research and development	43	(a)	41	(e)
Selling, general and administrative	140	(a) (b)	116	(e)
Depreciation and amortization of other intangibles	53	(a)	54
Total costs and expenses	1,921		1,914

Loss on sale of receivables	(1)		(1)
Other income (expense)	1		2
Total other income (expense)	-		1

Earnings before interest expense, income taxes, and noncontrolling interests
Clean Air Division	100	(a)	93	(e)
Ride Performance Division	39	(a) (b)	46	(e)
Other	(56)	(a) (b)	(21)
	83		118

Interest expense (net of interest capitalized)	33	(c)	20
Earnings before income taxes and noncontrolling interests	50		98

Income tax expense	14	(d)	33	(f)
Net income	36		65

Less: Net income attributable to noncontrolling interests	15		11
Net income attributable to Tenneco Inc.	$21		$54

Weighted average common shares outstanding:
Basic	60.9		60.5
Diluted	61.7		61.8

Earnings per share of common stock:
Basic	$0.34		$0.90
Diluted	$0.33		$0.88

(a) Includes restructuring and related charges of $21 million pre-tax, $18 million after tax or $0.28 per diluted share. Of the adjustment, $8 million is recorded in cost of sales, $6 million is recorded in selling, general and administrative expenses, $6 million is recorded in engineering expenses and $1 million is recorded in depreciation and amortization. $3 million is recorded in the Clean Air Division, $14 million is recorded in the Ride Performance Division and $4 million is recorded in Other.

(b) Includes pension derisking and postretirement medical true-up charges of $32 million pre-tax, $20 million after tax or $0.32 per diluted share. Of the adjustment, $7 million is recorded in cost of sales and $25 million is recorded in selling, general and administrative expense. $1 million is recorded in the Ride Performance Division and $31 million is recorded in Other.

(c) Includes pre-tax expenses of $13 million, $8 million after tax or $0.13 per share for costs related to refinancing activities.

(d) Includes net tax benefits of $2 million or $0.01 per diluted share for tax adjustments to prior year estimates.

(e) Includes restructuring and related charges of $9 million pre-tax, $8 million after tax or $0.13 per diluted share. Of the adjustment, $7 million is recorded in cost of sales, $1 million is recorded in selling, general and administrative expenses and $1 million is recorded in engineering expenses. $4 million is recorded in the Clean Air Division and $5 million is recorded in the Ride Performance Division.

(f) Includes net tax benefits of $3 million or $0.05 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2014		2013
Net sales and operating revenues
Clean Air Division - Value-add revenues	$3,877		$3,609
Clean Air Division - Substrate sales	1,934		1,835
Ride Performance Division - Value-add revenues	2,609		2,520
	$8,420		$7,964

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	7,025	(a) (b) (c)	6,734	(f)
Engineering, research and development	169	(a)	144	(f)
Selling, general and administrative	519	(a) (b) (c)	453	(f)
Depreciation and amortization of other intangibles	208	(a)	205
Total costs and expenses	7,921		7,536

Loss on sale of receivables	(4)		(4)
Other income (expense)	(3)	(a)	-	(f)
Total other income (expense)	(7)		(4)

Earnings before interest expense, income taxes, and noncontrolling interests
Clean Air Division	397	(a) (b)	370	(f)
Ride Performance Division	219	(a) (c)	139	(f)
Other	(124)	(a) (c)	(85)	(f)
	492		424

Interest expense (net of interest capitalized)	91		80
Earnings before income taxes and noncontrolling interests	401		344

Income tax expense	131	(d)	122	(g)
Net income	270		222

Less: Net income attributable to noncontrolling interests	44	(e)	39
Net income attributable to Tenneco Inc.	$226		$183

Weighted average common shares outstanding:
Basic	60.7		60.5
Diluted	61.8		61.6

Earnings per share of common stock:
Basic	$3.72		$3.03
Diluted	$3.66		$2.97

(a) Includes restructuring and related charges of $49 million pre-tax, $42 million after tax or $0.67 per diluted share. Of the adjustment, $28 million is recorded in cost of sales, $9 million is recorded in selling, general and administrative expenses, $7 million is recorded in engineering expenses, $1 million is recorded in depreciation and amortization and $4 million is recorded in other income (expense). $17 million is recorded in the Clean Air Division, $28 million is recorded in the Ride Performance Division and $4 million is recorded in Other.

(b) Includes a charge of $4 million pre-tax, $3 million after tax or $0.05 per diluted share related to the bankruptcy of an aftermarket customer in Europe. Of the adjustment, $2 million is recorded in cost of sales and $2 million is recorded in selling, general and administrative expenses.

(c) Includes pension derisking and postretirement medical true-up charges of $32 million pre-tax, $20 million after tax or $0.32 per diluted share. Of the adjustment, $7 million is recorded in cost of sales and $25 million is recorded in selling, general and administrative expense. $1 million is recorded in the Ride Performance Division and $31 million is recorded in Other.

(d) Includes pre-tax expenses of $13 million, $8 million after tax or $0.13 per share for costs related to refinancing activities.

(e) Includes net tax benefits of $11 million or $0.18 per diluted share for tax adjustments to prior year estimates.

(f) Includes restructuring and related charges of $78 million pre-tax, $75 million after tax or $1.21 per diluted share. Of the adjustment, $70 million is recorded in cost of sales, $6 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses and $1 million is recorded in other income (expense). $11 million is recorded in the Clean Air Division, $65 million is recorded in the Ride Performance Division and $2 million is recorded in Other.

(g) Includes net tax benefits of $25 million or $0.40 per diluted share for tax adjustments to prior year estimates, primarily related to recognizing a U.S. tax benefit for foreign taxes.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		December 31, 2014		December 31, 2013

Assets

	Cash and cash equivalents	$282		$275

	Restricted cash	3		5

	Receivables, net	1,088	(a)	1,060	(a)

	Inventories	688		656

	Other current assets	365		294

	Investments and other assets	359		365

	Plant, property, and equipment, net	1,218		1,175

	Total assets	$4,003		$3,830

Liabilities and Shareholders' Equity

	Short-term debt	$60		$83

	Accounts payable	1,372		1,359

	Accrued taxes	40		40

	Accrued interest	3		10

	Other current liabilities	320		346

	Long-term debt	1,069	(b)	1,019	(b)

	Deferred income taxes	18		28

	Deferred credits and other liabilities	548		453

	Redeemable noncontrolling interests	35		20

	Tenneco Inc. shareholders' equity	497		433

	Noncontrolling interests	41		39

	Total liabilities, redeemable noncontrolling interests and shareholders' equity	$4,003		$3,830

		December 31, 2014		December 31, 2013
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$153		$134

		December 31, 2014		December 31, 2013
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$-		$58
	Term loan A (Due 2017)	-		228
	Term loan A (Due 2019)	300		-
	7.75% senior notes (Due 2018)	-		225
	6.875% senior notes (Due 2020)	500		500
	5.375% senior notes (Due 2024)	225		-
	Other long term debt	44		8

		$1,069		$1,019

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2014	2013

Operating activities:
Net income	$36	$65
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization of other intangibles	53	54
Stock-based compensation	2	3
Deferred income taxes	12	(1)
Loss on sale of assets	1	-
Changes in components of working capital-
(Inc.)/dec. in receivables	153	192
(Inc.)/dec. in inventories	51	42
(Inc.)/dec. in prepayments and other current assets	(24)	44
Inc./(dec.) in payables	(22)	50
Inc./(dec.) in accrued taxes	(6)	(5)
Inc./(dec.) in accrued interest	(11)	(4)
Inc./(dec.) in other current liabilities	(1)	(22)
Changes in long-term assets	9	(2)
Changes in long-term liabilities	14	(1)
Other	(15)	(3)
Net cash provided by operating activities	252	412

Investing activities:
Proceeds from sale of assets	2	2
Cash payments for plant, property & equipment	(66)	(66)
Cash payments for software-related intangible assets	(4)	(6)
Change in restricted cash	2	-
Net cash used by investing activities	(66)	(70)

Financing activities:
Issuance of common shares	20	3
Purchase of common stock under the share repurchase program	(22)	(7)
Tax benefit from stock-based compensation	8	7
Issuance of long-term debt	525	-
Debt issuance costs on long-term debt	(12)	-
Retirement of long-term debt	(446)	(3)
Net inc./(dec.) in bank overdrafts	11	(3)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	(217)	(213)
Net inc./(dec.) in short-term debt secured by accounts receivable	(30)	(40)
Purchase of noncontrolling equity interest	-	(69)
Distribution to noncontrolling interest partners	(7)	(10)
Net cash used by financing activities	(170)	(335)

Effect of foreign exchange rate changes on cash and cash equivalents	(9)	(8)

Increase (Decrease) in cash and cash equivalents	7	(1)
Cash and cash equivalents, October 1	275	276
Cash and cash equivalents, December 31	$282	$275

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$40	$24
Cash paid during the period for income taxes (net of refunds)	38	17

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$41	$52

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2014	2013

Operating activities:
Net income	$270	$222
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization of other intangibles	208	205
Stock-based compensation	13	13
Deferred income taxes	(1)	5
Loss on sale of assets	6	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(83)	(88)
(Inc.)/dec. in inventories	(74)	3
(Inc.)/dec. in prepayments and other current assets	(81)	(53)
Inc./(dec.) in payables	94	161
Inc./(dec.) in accrued taxes	-	(10)
Inc./(dec.) in accrued interest	(6)	-
Inc./(dec.) in other current liabilities	13	64
Changes in long-term assets	12	7
Changes in long-term liabilities	(13)	(32)
Other	(17)	5
Net cash provided by operating activities	341	503

Investing activities:
Proceeds from sale of assets	3	8
Cash payments for plant, property & equipment	(328)	(244)
Cash payments for software-related intangible assets	(16)	(25)
Change in restricted cash	2	(5)
Net cash used by investing activities	(339)	(266)

Financing activities:
Issuance of common shares	19	20
Purchase of common stock under the share repurchase program	(22)	(27)
Tax benefit from stock-based compensation	26	24
Issuance of long-term debt	570	-
Debt issuance costs on long-term debt	(12)	-
Retirement of long-term debt	(462)	(16)
Net inc./(dec.) in bank overdrafts	6	(6)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	(70)	(22)
Net inc./(dec.) in short-term debt secured by accounts receivable	(10)	(40)
Capital contribution from noncontrolling interest partner	5	-
Purchase of noncontrolling equity interest	-	(69)
Distribution to noncontrolling interest partners	(30)	(39)
Net cash provided (used) by financing activities	20	(175)

Effect of foreign exchange rate changes on cash and cash equivalents	(15)	(10)

Increase in cash and cash equivalents	7	52
Cash and cash equivalents, January 1	275	223
Cash and cash equivalents, December 31	$282	$275

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$93	$79
Cash paid during the period for income taxes (net of refunds)	136	109

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$41	$52

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q4 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$21

Net income attributable to noncontrolling interests										15

Net income										36

Income tax expense										14

Interest expense (net of interest capitalized)										33

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$51	$18	$31	$100	$27	$1	$11	$39	$(56)	83

Depreciation and amortization of other intangibles	17	11	6	34	9	8	2	19	-	53

Total EBITDA including noncontrolling interests (2)	$68	$29	$37	$134	$36	$9	$13	$58	$(56)	$136

	Q4 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$54

Net income attributable to noncontrolling interests										11

Net income										65

Income tax expense										33

Interest expense (net of interest capitalized)										20

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$55	$12	$26	$93	$30	$9	$7	$46	$(21)	118

Depreciation and amortization of other intangibles	15	15	5	35	8	9	2	19	-	54

Total EBITDA including noncontrolling interests (2)	$70	$27	$31	$128	$38	$18	$9	$65	$(21)	$172

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q4 2014				Q4 2013
					Net income				Net income
					attributable to	Per			attributable to
			EBITDA (3)	EBIT	Tenneco Inc.	Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures			$136	$83	$21	$0.33	$172	$118	$54	$0.88

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			20	21	18	0.29	9	9	8	0.13
Pension/Postretirement charges (4)			32	32	20	0.32	-	-	-	-
Costs related to refinancing			-	-	8	0.13	-	-	-	-
Net tax adjustments			-	-	(2)	(0.02)	-	-	(3)	(0.05)

Non-GAAP earnings measures			$188	$136	$65	$1.05	$181	$127	$59	$0.96

	Q4 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$51	$18	$31	$100	$27	$1	$11	$39	$(56)	$83
Restructuring and related expenses	1	1	1	3	2	12	-	14	4	21
Pension/Postretirement charges (4)	-	-	-	-	1	-	-	1	31	32
Adjusted EBIT	$52	$19	$32	$103	$30	$13	$11	$54	$(21)	$136

	Q4 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$55	$12	$26	$93	$30	$9	$7	$46	$(21)	$118
Restructuring and related expenses	-	3	1	4	-	5	-	5	-	9
Adjusted EBIT	$55	$15	$27	$97	$30	$14	$7	$51	$(21)	$127

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to Pension derisking and postretirement medical true-up.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$226

Net income attributable to noncontrolling interests										44

Net income										270

Income tax expense										131

Interest expense (net of interest capitalized)										91

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$237	$59	$101	$397	$143	$40	$36	$219	$(124)	492

Depreciation and amortization of other intangibles	66	45	22	133	33	35	7	75	-	208

Total EBITDA including noncontrolling interests (2)	$303	$104	$123	$530	$176	$75	$43	$294	$(124)	$700

	YTD 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$183

Net income attributable to noncontrolling interests										39

Net income										222

Income tax expense										122

Interest expense (net of interest capitalized)										80

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$229	$57	$84	$370	$124	$(7)	$22	$139	$(85)	424

Depreciation and amortization of other intangibles	60	48	20	128	32	37	8	77	-	205

Total EBITDA including noncontrolling interests (2)	$289	$105	$104	$498	$156	$30	$30	$216	$(85)	$629

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			YTD 2014				YTD 2013
					Net income				Net income
					attributable to	Per			attributable to
			EBITDA (3)	EBIT	Tenneco Inc.	Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures			$700	$492	$226	$3.66	$629	$424	$183	$2.97

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			48	49	42	0.67	78	78	75	1.21
Bad debt charge (4)			4	4	3	0.05	-	-	-	-
Pension/Postretirement charges (5)			32	32	20	0.32	-	-	-	-
Costs related to refinancing			-	-	8	0.13	-	-	-	-
Net tax adjustments			-	-	(11)	(0.18)	-	-	(25)	(0.40)

Non-GAAP earnings measures			$784	$577	$288	$4.65	$707	$502	$233	$3.78

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$237	$59	$101	$397	$143	$40	$36	$219	$(124)	$492
Restructuring and related expenses	1	10	6	17	5	22	1	28	4	49
Bad debt charge (4)	-	4	-	4	-	-	-	-	-	4
Pension/Postretirement charges (5)	-	-	-	-	1	-	-	1	31	32
Adjusted EBIT	$238	$73	$107	$418	$149	$62	$37	$248	$(89)	$577

	YTD 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$229	$57	$84	$370	$124	$(7)	$22	$139	$(85)	$424
Restructuring and related expenses	-	8	3	11	1	62	2	65	2	78
Adjusted EBIT	$229	$65	$87	$381	$125	$55	$24	$204	$(83)	$502

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charge related to the bankruptcy of an aftermarket customer in Europe.

(5) Charges related to Pension derisking and postretirement medical true-up.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$662	$235	$427	$(1)	$428
Europe, South America & India	461	158	303	(32)	335
Asia Pacific	272	63	209	(5)	214
Total Clean Air Division	1,395	456	939	(38)	977

Ride Performance Division
North America	310	-	310	(3)	313
Europe, South America & India	237	-	237	(26)	263
Asia Pacific	62	-	62	(2)	64
Total Ride Performance Division	609	-	609	(31)	640

Total Tenneco Inc.	$2,004	$456	$1,548	$(69)	$1,617

	Q4 2013
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$677	$252	$425	$-	$425
Europe, South America & India	481	158	323	-	323
Asia Pacific	256	52	204	-	204
Total Clean Air Division	1,414	462	952	-	952

Ride Performance Division
North America	303	-	303	-	303
Europe, South America & India	255	-	255	-	255
Asia Pacific	59	-	59	-	59
Total Ride Performance Division	617	-	617	-	617

Total Tenneco Inc.	$2,031	$462	$1,569	$-	$1,569

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,815	$1,045	$1,770	$(3)	$1,773
Europe, South America & India	1,974	668	1,306	(36)	1,342
Asia Pacific	1,022	221	801	(9)	810
Total Clean Air Division	5,811	1,934	3,877	(48)	3,925

Ride Performance Division
North America	1,351	-	1,351	(14)	1,365
Europe, South America & India	1,032	-	1,032	(59)	1,091
Asia Pacific	226	-	226	(5)	231
Total Ride Performance Division	2,609	-	2,609	(78)	2,687

Total Tenneco Inc.	$8,420	$1,934	$6,486	$(126)	$6,612

	YTD 2013
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,658	$1,030	$1,628	$-	$1,628
Europe, South America & India	1,934	663	1,271	-	1,271
Asia Pacific	852	142	710	-	710
Total Clean Air Division	5,444	1,835	3,609	-	3,609

Ride Performance Division
North America	1,255	-	1,255	-	1,255
Europe, South America & India	1,046	-	1,046	-	1,046
Asia Pacific	219	-	219	-	219
Total Ride Performance Division	2,520	-	2,520	-	2,520

Total Tenneco Inc.	$7,964	$1,835	$6,129	$-	$6,129

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2014 vs. Q4 2013 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$(15)	(2%)	$3	1%
Europe, South America & India	(20)	(4%)	12	4%
Asia Pacific	16	6%	10	5%
Total Clean Air Division	(19)	(1%)	25	3%

Ride Performance Division
North America	7	2%	10	3%
Europe, South America & India	(18)	(7%)	8	3%
Asia Pacific	3	5%	5	8%
Total Ride Performance Division	(8)	(1%)	23	4%

Total Tenneco Inc.	$(27)	(1%)	$48	3%

	YTD Q4 2014 vs. YTD Q4 2013 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$157	6%	$145	9%
Europe, South America & India	40	2%	71	6%
Asia Pacific	170	20%	100	14%
Total Clean Air Division	367	7%	316	9%

Ride Performance Division
North America	96	8%	110	9%
Europe, South America & India	(14)	(1%)	45	4%
Asia Pacific	7	3%	12	5%
Total Ride Performance Division	89	4%	167	7%

Total Tenneco Inc.	$456	6%	$483	8%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended December 31,

	2014	2013

Total debt	$1,129	$1,102

Total cash	285	280

Debt net of cash balances (1)	$844	$822

Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$784	$707

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	1.1x	1.2x

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended December 31,

	2014	2013

Original equipment light vehicle revenues	$1,465	$1,473

Original equipment commercial truck, off-highway and other revenues	245	260

Aftermarket revenues	294	298

Net sales and operating revenues	$2,004	$2,031

	Twelve Months Ended December 31,

	2014	2013

Original equipment light vehicle revenues	$6,030	$5,738

Original equipment commercial truck, off-highway and other revenues	1,096	946

Aftermarket revenues	1,294	1,280

Net sales and operating revenues	$8,420	$7,964

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q4 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$662	$461	$272	$1,395	$310	$237	$62	$609	$-	$2,004

Less: Substrate sales	235	158	63	456	-	-	-	-	-	456

Value-add revenues	$427	$303	$209	$939	$310	$237	$62	$609	$-	$1,548

EBIT	$51	$18	$31	$100	$27	$1	$11	$39	$(56)	$83

EBIT as a % of revenue	7.7%	3.9%	11.4%	7.2%	8.7%	0.4%	17.7%	6.4%		4.1%
EBIT as a % of value-add revenue	11.9%	5.9%	14.8%	10.6%	8.7%	0.4%	17.7%	6.4%		5.4%

Adjusted EBIT	$52	$19	$32	$103	$30	$13	$11	$54	$(21)	$136

Adjusted EBIT as a % of revenue	7.9%	4.1%	11.8%	7.4%	9.7%	5.5%	17.7%	8.9%		6.8%
Adjusted EBIT as a % of value-add revenue	12.2%	6.3%	15.3%	11.0%	9.7%	5.5%	17.7%	8.9%		8.8%

	Q4 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$677	$481	$256	$1,414	$303	$255	$59	$617	$-	$2,031

Less: Substrate sales	252	158	52	462	-	-	-	-	-	462

Value-add revenues	$425	$323	$204	$952	$303	$255	$59	$617	$-	$1,569

EBIT	$55	$12	$26	$93	$30	$9	$7	$46	$(21)	$118

EBIT as a % of revenue	8.1%	2.5%	10.2%	6.6%	9.9%	3.5%	11.9%	7.5%		5.8%
EBIT as a % of value-add revenue	12.9%	3.7%	12.7%	9.8%	9.9%	3.5%	11.9%	7.5%		7.5%

Adjusted EBIT	$55	$15	$27	$97	$30	$14	$7	$51	$(21)	$127

Adjusted EBIT as a % of revenue	8.1%	3.1%	10.5%	6.9%	9.9%	5.5%	11.9%	8.3%		6.3%
Adjusted EBIT as a % of value-add revenue	12.9%	4.6%	13.2%	10.2%	9.9%	5.5%	11.9%	8.3%		8.1%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$2,815	$1,974	$1,022	$5,811	$1,351	$1,032	$226	$2,609	$-	$8,420

Less: Substrate sales	1,045	668	221	1,934	-	-	-	-	-	1,934

Value-add revenues	$1,770	$1,306	$801	$3,877	$1,351	$1,032	$226	$2,609	$-	$6,486

EBIT	$237	$59	$101	$397	$143	$40	$36	$219	$(124)	$492

EBIT as a % of revenue	8.4%	3.0%	9.9%	6.8%	10.6%	3.9%	15.9%	8.4%		5.8%
EBIT as a % of value-add revenue	13.4%	4.5%	12.6%	10.2%	10.6%	3.9%	15.9%	8.4%		7.6%

Adjusted EBIT	$238	$73	$107	$418	$149	$62	$37	$248	$(89)	$577

Adjusted EBIT as a % of revenue	8.5%	3.7%	10.5%	7.2%	11.0%	6.0%	16.4%	9.5%		6.9%
Adjusted EBIT as a % of value-add revenue	13.4%	5.6%	13.4%	10.8%	11.0%	6.0%	16.4%	9.5%		8.9%

	YTD 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$2,658	$1,934	$852	$5,444	$1,255	$1,046	$219	$2,520	$-	$7,964

Less: Substrate sales	1,030	663	142	1,835	-	-	-	-	-	1,835

Value-add revenues	$1,628	$1,271	$710	$3,609	$1,255	$1,046	$219	$2,520	$-	$6,129

EBIT	$229	$57	$84	$370	$124	$(7)	$22	$139	$(85)	$424

EBIT as a % of revenue	8.6%	2.9%	9.9%	6.8%	9.9%	-0.7%	10.0%	5.5%		5.3%
EBIT as a % of value-add revenue	14.1%	4.5%	11.8%	10.3%	9.9%	-0.7%	10.0%	5.5%		6.9%

Adjusted EBIT	$229	$65	$87	$381	$125	$55	$24	$204	$(83)	$502

Adjusted EBIT as a % of revenue	8.6%	3.4%	10.2%	7.0%	10.0%	5.3%	11.0%	8.1%		6.3%
Adjusted EBIT as a % of value-add revenue	14.1%	5.1%	12.3%	10.6%	10.0%	5.3%	11.0%	8.1%		8.2%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (3)
Adjusted EBIT as a Percentage of Value-add Revenue
Unaudited
(Millions except percents)

	2014	2013	2012	2011	2010	2009	2008	2007

Net sales and operating revenues	$8,420	$7,964	$7,363	$7,205	$5,937	$4,649	$5,916	$6,184

Less: Substrate sales	1,934	1,835	1,660	1,678	1,284	966	1,492	1,673

Value-add revenues (2)	$6,486	$6,129	$5,703	$5,527	$4,653	$3,683	$4,424	$4,511

EBIT	$492	$424	$428	$379	$281	$92	$(3)	$252

Adjustments (reflect non-GAAP measures):

Restructuring and related expenses	49	78	13	8	19	21	40	25

Pullman recoveries	-	-	(5)	-	-	-	-	-

Asset impairment charge	-	-	7	-	-	-	-	-

Goodwill impairment	-	-	-	11	-	-	114	-

Bad debt charge	4	-	-	-	-	-	-	-

Pension/Postretirement charges	32	-	-	-	6	-	-	-

Environmental reserves	-	-	-	-	-	5	-	-

New aftermarket customer changeover costs	-	-	-	-	-	-	7	5

Adjusted EBIT (non-GAAP Financial Measures) (3)	$577	$502	$443	$398	$306	$118	$158	$282

Adjusted EBIT as a % of value-add revenue (4)	8.9%	8.2%	7.8%	7.2%	6.6%	3.2%	3.6%	6.3%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact.

(3)Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents adjusted EBIT as a percentage of value-add revenue to assist investors in evaluating the company’s operational performance without the impact of substrate sales.

CONTACT:
Tenneco Inc.
Media inquiries
Bill Dawson, 847-482-5807
bdawson@tenneco.com
or
Investor inquiries
Linae Golla, 847-482-5162
lgolla@tenneco.com